Exhibit 25.1

                                                     Conformed Copy

                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549
                           ------------

                             FORM T-l

             STATEMENT OF ELIGIBILITY UNDER THE TRUST
              INDENTURE ACT OF 1939 OF A CORPORATION
                   DESIGNATED TO ACT AS TRUSTEE
                           ------------

               CHECK IF AN APPLICATION TO DETERMINE
               ELIGIBILITY OF A TRUSTEE PURSUANT TO
                         SECTION 305(b)(2)
                           ------------

                        Marine Midland Bank
        (Exact name of trustee as specified in its charter)

       New York                                16-1057879
       (Jurisdiction of incorporation   (I.R.S. Employer
       or organization if not a U.S.    Identification No.)
       national bank)
       140 Broadway, New York, N.Y.            10005-1180
       (212) 658-1000                   (Zip Code)
       (Address of principal executive offices)

                         Charles E. Bauer
                          Vice President
                        Marine Midland Bank
                           140 Broadway
                   New York, New York 10005-1180
                        Tel: (212) 658-1792
     (Name, address and telephone number of agent for service)

                       Del Monte Corporation
        (Exact name of obligor as specified in its charter)

       New York                                56-1221479
       (State or other jurisdiction     (I.R.S. Employer
       of incorporation or organization)Identification No.)
       One Market                              94105
       San Francisco, California        (Zip Code)
       (415) 247-3000
       (Address of principal executive offices)

         Series B 12 1/4% Senior Subordinated Notes due 2007
                  (Title of Indenture Securities)

                              General

Item 1.    General Information.

           Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervisory authority to which it is subject.

           State of New York Banking Department.

           Federal Deposit Insurance Corporation, Washington, D.C.

           Board of Governors of the Federal Reserve System, Washington, D.C.

          (b) Whether it is authorized to exercise corporate trust powers.

              Yes.

Item 2.    Affiliations with Obligor

                If the obligor is an affiliate of the trustee, describe each such affiliation.

                None


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Item 16.   List of Exhibits.

Exhibit

T1A(i)                        *    -     Copy of the Organization
                                         Certificate of Marine Midland Bank.
T1A(ii)                       *    -     Certificate of the State of New York
                                         Banking Department dated December 31,
                                         1993 as to the authority of Marine
                                         Midland Bank to commence business.
T1A(iii)                           -     Not applicable.
T1A(iv)                       *    -     Copy of the existing By-Laws of Marine
                                         Midland Bank as adopted on January 20,
                                         1994.
T1A(v)                             -     Not applicable.
T1A(vi)                       *    -     Consent of Marine Midland Bank
                                         required by Section 321(b) of
                                         the Trust
                                         Indenture Act of 1939.
T1A(vii)                           -     Copy of the latest report of condition
                                         of the
                                         trustee (March 31, 1997), published
                                         pursuant to law or the requirement
                                         of its supervisory or examining
                                         authority.
T1A(viii)                          -     Not applicable.
T1A(ix)                            -     Not applicable.


      * Exhibits previously filed with the Securities and Exchange Commission with Registration No. 33-53693 and incorporated herein by reference thereto.

                             SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Marine Midland Bank, a banking corporation and trust company organized under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 30th day of May, 1997.


                                  MARINE MIDLAND BANK


                                  By: /s/ Metin Caner
                                     -------------------
                                      Metin Caner
                                      Vice President








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                                                     Exhibit T1 A (vii)

                                                     Board of Governors of the
                                                     Federal Reserve System
                                                     OMB Number: 7100-0036
                                                     Federal Deposit Insurance
                                                     Corporation
                                                     OMB Number: 3064-0052
                                                     Office of the Comptroller
                                                     of the Currency
                                                     OMB Number: 1557-0081
Federal Financial Institutions Examination Council   Expires March 31, 1999
--------------------------------------------------------------------------------
This financial information has not been reviewed,
or confirmed for accuracy or relevance,
by the Federal Reserve System.
                                                     Please refer to
                                                     page i, Table of
                                                     Contents, for the
                                                     required
                                                     disclosure of
                                                     estimated burden.
--------------------------------------------------------------------------------
Consolidated Reports of Condition and Income for
A Bank With Domestic and Foreign Offices -- FFIEC 031

Report at the close of business March 31, 1997       (950630)
This report is required by law; 12 U.S.C. ss. 324    (RCRI 9999)
(State member banks) 12 U.S.C. ss. 1817 (State       This report is to be
nonmember banks)12 U.S.C. ss.161 (National banks).   filed by banks with
                                                     branches and consolidated
                                                     subsidiaries in
                                                     U.S. territories and
                                                     possessions, Edge or
                                                     Agreement subsidiaries,
                                                     foreign branches,
                                                     consolidated foriegn
                                                     subsidiaries, or
                                                     International Banking
                                                     Facilities.

--------------------------------------------------------------------------------
NOTE: The Reports of Condition and Income        The Reports of Condition and
must be signed by an authorized officer          Income are to be prepared in
and the Report of Condition must be attested     accordance with Federal
to by not less than two directors (trustees)     regulatory authority
for State nonmember banks and three directors    instructions.
for State member and  National Banks.            NOTE: These instructions may
                                                 in some cases differ from
                                                 generally accepted accounting
                                                 principles.

I, Gerald A. Ronning. Executive VP & Controller We, the undersigned directors ----------------------------------------------- (trustees), attest to the
Name and Title of Officer Authorized to Sign     correctness of this Report of
Report                                           Condition (including the
                                                 supporting schedules) and
of the named bank do hereby declare that these   declare that it has been
Reports of Condition and Income (including       examined by us and to the
the supporting schedules) have been prepared     best of our knowledge and
in conformance with the instructions             belief has been prepared in
issued by the appropriate Federal regulatory     conformance with the
authority and are true to the best of my         instructions issued by the
knowldege and believe.                           Federal regulatory authority
                                                 and is true and correct.


                                                /s/ James H. Cleave
                                                ------------------------
                                                Director (Trustee)

/s/ Gerald A. Ronning                           /s/ Bernard J. Kennedy
---------------------------                     ------------------------
Signature of Officer Authorized to              Director (Trustee)
Sign Report

4/28/97                                         /s/ Malcom Burnett
----------                                      ------------------------
Date of Signature                               Director (Trustee)
--------------------------------------------------------------------------------
For Banks Submitting Hard Copy Report Forms:

State Member Bank: Return the original and    National Banks:  Return the
one copy to the appropriate Federal Reserve   original only in the special
District Bank.                                return address envelope provided.
                                              If express mail is used in lieu
State Nonmember Banks: Return the original    of the special return address
only in the special return envelope provided. envelope, return the original
If express mail is used in lieu of the        only the FDIC, c/o Quality Data
special return address envelope, return       Systems, 2127 Espey Court, Suite
the original only to the FDIC, c/o Quality    204, Crofton , MD 21114
Data Systems, 2127 Espey Court, Suite 204,
Crofton, MD 21114







--------------------------------------------------------------------------------
FDIC Certificate Number 00589
--------------------------------------------------------------------------------
               (RCRI 9030)

                              NOTICE

           This form is intended to assist institutions with state publication requirements. It has not been approved by any state banking authorities. Refer to your appropriate state banking authorities for your state publication requirements.

                        REPORT OF CONDITION

           Consolidating domestic and foreign subsidiaries of the Marine Midland Bank of Buffalo in the state of New York, at the close of business March 31,1997



                                     Thousands
                                    of dollars
ASSETS
Cash and balances due from depository
institutions:

  Noninterest-bearing balances
    currency and coin............     $ 1,026,267
  Interest-bearing balances......       2,219,196
  Held-to-maturity securities....               0
  Available-for-sale securities..       3,728,393
  Federal funds sold and securities
    purchased under agreements to
    resell.......................       1,830,419

Loans and lease financing receivables:

  Loans and leases net of unearned
    income............................ 21,110,911
  LESS:  Allowance for loan and lease
         losses.......................    441,315
  LESS:  Allocated transfer
         risk reserve.................          0
  Loans and lease, net of unearned
    income allowance, and reserve..... 20,669,596
  Trading assets......................  1,005,199
  Premises and fixed assets (including
    capitalized leases)...............    217,027

Other real estate owned ..............     18,586
Investments in unconsolidated
  subsidiaries and associated
  companies...........................          0
Customers' liability to this bank
  on acceptances outstanding.........      21,351
Intangible assets....................     495,502
Other assets.........................     709,342
Total assets.........................  31,940,878

LIABILITIES
Deposits:
In domestic offices..................  20,236,232
  Noninterest-bearing................   4,166,679
  Interest-bearing..................   16,069,553
In foreign offices, Edge, and
  Agreement subsidiaries, and IBFs..    2,639,327
  Noninterest-bearing...............            0
  Interest-bearing..................    2,639,327
Federal funds sold and securities
  purchased under agreements to
  resell............................    3,281,586
Demand notes issued to the U.S.
  Treasury..........................      197,415
Trading Liabilities.................      267,837
Other borrowed money:
  With a remaining maturity of one
    year or 1oss....................    1,800,280
  With a remaining maturity of more than one
    year............................      371,195
Bank's liability on acceptances executed
   and outstanding....................     21,351
Subordinated notes and debentures.....    497,585
Other liabilities.....................    525,585
Total liabilities..................... 29,838,393
Limited-life preferred stock and
  related surplus.....................          0

EQUITY CAPITAL
Perpetual preferred stock and related
  surplus.............................          0
Common Stock..........................    205,000
Surplus...............................  1,983,378
Undivided profits and capital
  reserves............................    (76,867)
Net unrealized holding gains (losses) on   (9,026)
  available-for-sale securities.......
Cumulative foreign currency translation
  adjustments.........................           0
Total equity capital..................   2,102,485
Total liabilities, limited-life
  preferred stock, and equity
  capital.............................  31,940,878




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